Exhibit 99.1

7100 Holladay Tyler Road, Glenn Dale, MD 20769	www.tvicorp.com

TVI Corporation’s Forbearance Agreement
with BB&T Extended to April 30th

GLENN DALE, MD — February 3, 2009 — TVI Corporation (NASDAQ: TVIN), an international supplier of military and civilian emergency first responder and first receiver products, personal protection products, quick-erect shelter systems and equipment rentals, today announced that the forbearance period under the Company’s forbearance agreement with Branch Banking & Trust Company (“BB&T”) has been extended through April 30, 2009.  BB&T concurred that TVI satisfied the requirements of the November 20, 2008 forbearance agreement, scheduled to expire January 30, 2009, qualifying the Company for the three-month extension.

As previously announced, the terms of the forbearance agreement included $3.5 million of additional capital for TVI and a deferral of TVI’s obligation to make regularly scheduled principal loan payments in exchange for certain financial and non-financial terms and other agreements.  The extension provides TVI the short-term operating funding needed to continue its turnaround and improve its operating results.  It also allows TVI additional time to address its loan covenants and prepare arrangements for a longer-term financial restructuring.

“BB&T continues to be a valuable and supportive lender to TVI, and we are grateful for the forbearance agreement extension,” said Lt. General Harley A. Hughes, USAF (Ret.), TVI’s President and CEO. “The additional 90 days provides us with even more flexibility to proceed with our turnaround and to pursue the most effective long-term growth strategy for our company.”

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of military and civilian emergency first responder and first receiver products, personal protection products and quick-erect shelter systems.  These products include powered air-purifying respirators, respiratory filters and quick-erect shelter systems used for decontamination, hospital surge systems and command and control.  The users of these products include military and homeland defense/homeland security customers.  Through its Signature Special Event Services business, TVI is a leading full-service equipment rental company, providing power, air and kitchen (PAK) equipment to the government and defense, corporate, sporting and hospitality industries.

The TVI designation is a registered trademark of TVI Corporation.  All other company and product names mentioned above are trade names and/or trademarks of their respective owners.  For more information concerning TVI, please visit the Company at: www.tvicorp.com.  This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future.  These statements may be identified by the use of forward-looking words or phrases such as “should,” “anticipates,” “believes,” “intends,” “expects,” “seeks,” “might result,” “estimates” and others.  These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations.  Numerous factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release.  We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300